UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 17, 2012

INVESTVIEW, INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12244 South Business Park Drive, Suite 240

Draper, Utah 84020

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (801) 889-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Sales of Unregistered Equity Securities
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

To obtain additional funding for working capital, Investview, Inc. (the “Company”) entered into Subscription Agreements during the period from August 6, 2012 through August 24, 2012, with five accredited investors (the “August 2012 Investors”) for the sale of an aggregate of (i) $700,000 in 8% Secured Convertible Promissory Notes (the “Notes”) and (ii) Common Stock Purchase Warrants (the “Warrants”) to purchase an aggregate of 87,500 shares of our common stock. The closings occurred during the period from August 6, 2012 through August 24, 2012. As a result of the above closings, the Company has issued an aggregate of $700,000 in Notes. As disclosed in the Form 8-K Current Report filed by the Company on August 20, 2012, Dr. Joseph Louro, the CEO of the Company, and Mr. David Kelley, the COO of the Company, each participated in this offering acquiring a Note in the amount of $100,000 as well as the related Warrants.

The Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the August 2012 Investor’s option, at a conversion price of $4.00 per share. Based on this conversion price, the Notes in an aggregate amount of $700,000 excluding interest are convertible into an aggregate of 175,000 shares of the Company’s common stock.

The Company may prepay the Notes only with the written consent of the holder. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the August 2012 Investors a security interest in substantially all of our assets and intellectual property.

The Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $6.00 per share.

The final sale of the Notes was completed on August 24, 2012. As of the date hereof, the Company is obligated on $700,000 in face amount of Note issued to the August 2012 Investors. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The Notes and Warrants were offered and sold to the August 2012 Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

This description of the above financing does not purport to be complete and are qualified in its entirety by reference to the financing documents, which are attached as exhibits hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Subscription Agreement (1)

4.2	Form of 8% Secured Convertible Note (1)

4.3	Form of Common Stock Purchase Warrant (1)

4.4	Form of Security Agreement (1)

(1)	Incorporated by refernce to the Form 8-K Current Report filed wiht the Securities and Exchange Commission on August 20, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By:	/s/ John R. MacDonald
Name:	John R. MacDonald
Title:	Chief Financial Officer

Date:	August 29, 2012

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